UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2010
ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4666 Faries Parkway
Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (217) 424-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 23, 2010, Archer-Daniels-Midland Company announced that it has increased the maximum aggregate principal amount of the debentures subject to its previously announced cash tender offers from $400 million to $500 million. ADM also announced the principal amount tendered and the percent of outstanding principal amount tendered to date for each series of debentures subject to the tender offers as of 5:00 p.m., New York City time, February 22, 2010, the early tender time. A copy of a press release dated February 23, 2010 related to the foregoing information is filed with this Current Report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits The following exhibit is filed herewith:
99.1	Press Release of Archer-Daniels-Midland Company dated February 23, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY
Date: February 23, 2010	By	/s/ David J. Smith
David J. Smith
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press Release of Archer-Daniels-Midland Company dated February 23, 2010.	Filed Electronically